                                                                    EXHIBIT 99.1

THURSDAY MARCH 1, 4:00 PM EASTERN TIME

PRESS RELEASE

SOURCE: Aurora Biosciences Corporation

AURORA BIOSCIENCES ANNOUNCES COMPLETION OF MERGER WITH PANVERA CORPORATION

SAN DIEGO, March 1 /PRNewswire/ -- Aurora Biosciences Corporation (Nasdaq: ABSC
- news) today announced that it has completed its merger with PanVera Corporation effective March 1, 2001. The stockholders of PanVera have approved the transaction, and all regulatory requirements and other conditions have been satisfied. Under the merger agreement announced on November 17, 2000, Aurora will issue up to 1.9 million shares of its common stock in the transaction. The merger will be accounted for as a pooling-of-interests.

Aurora Biosciences(R) is a drug discovery company that develops and applies proprietary technologies to accelerate the discovery of new medicines. Aurora's core technologies include a broad portfolio of proprietary fluorescence assay technologies, including its GeneBLAzer(TM) and VIPR(TM) technologies, its functional genomics GenomeScreen(TM) program, its mutant GFP technologies, its automated master compound store (the AMCS), and its ultra-high throughput screening system (the UHTSS(R) Platform) and subsystems to miniaturize and automate drug screening and profiling assays derived from those technologies. Aurora's Big Biology(TM) Initiative is an internal target-centric drug discovery program focused on the identification of promising preclinical candidates. Aurora's technologies have been commercially validated by over 20 major life sciences companies and research organizations, including American Home Products, Bristol-Myers Squibb Co., Ceres, Inc., Cystic Fibrosis Foundation, Eli Lilly & Co., Families of SMA, GlaxoSmithKline, Genentech, Inc., Johnson & Johnson, Merck & Co., Inc., NV Organon Laboratories, Pfizer, Inc., Pharmacia and Roche, in the form of commercialization agreements for discovery collaborations, research services, licenses or systems. For additional information on Aurora's services and products, please contact Sales and Marketing via email at marcom@aurorabio.com.

Established in 1992, PanVera Corporation, a wholly-owned subsidiary of Aurora Biosciences Corporation, is an international leader in the development of products and technologies that allow pharmaceutical companies to select and develop new drugs more rapidly and cost-effectively. PanVera has produced hundreds of recombinant proteins for commercial sale focusing on protein families that are of broad interest from a therapeutic perspective, including nuclear receptors, protein kinases and drug metabolizing enzymes. In addition to recombinant proteins, PanVera provides

CoreHTS(TM) fluorescence polarization-based assays for high-throughput screening, and contract services in protein manufacturing, assay development and drug metabolite production. For additional corporate information, visit the PanVera website at http://www.panvera.com/

Statements in this press release that are not strictly historical are "forward-looking" statements which involve a high degree of technological and competitive risks and uncertainties that exist in Aurora's operations and business environment. Such statements are only predictions and Aurora's actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include risks associated with Aurora's new and uncertain technology, dependence on pharmaceutical and biotechnology collaborations, and the development or availability of competing systems. These factors and others are more fully described in Aurora's Registration Statement on Form S-4 filed in connection with the merger with PanVera Corporation, Aurora's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, and subsequent filings, as filed with the Securities and Exchange Commission. For additional corporate information, visit the Aurora website at http://www.aurorabio.com/.

Aurora Biosciences(R), GeneBLAzer(TM), GenomeScreen(TM), UHTSS(R) and VIPR(TM) are trademarks of Aurora Biosciences Corporation.

CoreHTS(TM) is a trademark of PanVera Corporation.

SOURCE: Aurora Biosciences Corporation